Exhibit 99.1
Bridgeline Digital to Raise
 $1.1 Million in Private Placement
Burlington, MA, November 4, 2016 — Bridgeline Digital, Inc. (NASDAQ: BLIN) today announced it has entered into definitive agreements with institutional and accredited investors for the private placement of $1.1 million of Bridgeline Digital’s common stock and common stock warrants.
Pursuant to the terms of the private placement, Bridgeline Digital has agreed to sell an aggregate of 2,135,362 shares of common stock. Of this amount, $836,000 will be sold at a price of $0.48 per share to outside investors, and an aggregate of $256,000 will be sold at a price of $0.65 to certain directors and senior management of Bridgeline Digital.
Additionally, for all investors in the private placement, including certain directors and senior management, Bridgeline Digital will issue warrants to purchase an aggregate of 1,067,681 shares of common stock at an exercise price of $0.70 that will expire five and one-half years from the date on which the warrants are issued and are non-exercisable for the first six months.
Craig-Hallum Capital Group LLC is acting as the exclusive placement agent for the private placement. The private placement is anticipated to close on or about November 9, 2016, subject to the satisfaction of customary closing conditions.
The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements. Bridgeline Digital has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock, including shares of common stock issuable upon exercise of the warrants, to be issued in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.

Further information regarding the private placement can be found in the Current Report on Form 8-K that will be filed by Bridgeline Digital with the SEC.
About Bridgeline Digital
Bridgeline Digital, The Digital Engagement Company™, helps customers maximize the performance of their full digital experience – from websites and intranets to online stores and campaigns. Bridgeline’s iAPPS® platform deeply integrates Web Content Management, eCommerce, eMarketing, Social Media management, and Web Analytics to help marketers deliver digital experiences that attract, engage and convert their customers across all channels. Headquartered in Burlington, Mass., Bridgeline has thousands of quality customers that range from small- and medium-sized organizations to Fortune 1000 companies. To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," or similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the limited market for our common stock, the volatility of the market price of our common stock, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

For more information, please contact:

Bridgeline Digital, Inc.
Michael D. Prinn
CFO
781.497.3016
mprinn@bridgeline.com